Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amended Registration Statement on Form S-4 of Ameris Bancorp of our report dated March 5, 2018 on the consolidated financial statements of Hamilton State Bancshares, Inc., which is included in Ameris’ Amendment No. 1 to Current Report on Form 8-K, filed with the SEC on September 12, 2018, and to the reference to us under the heading “Experts” in the prospectus.

/s/ CROWE LLP

Atlanta, Georgia

March 22, 2019